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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Standard Microsystems Corporation, which is incorporated by reference in Standard Microsystems Corporation's Annual Report on Form 10-K for the year ended February 28, 2003. We also consent to the incorporation by reference of our report dated April 2, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/  Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP

New York, NY
September 15, 2003